Exhibit 99.1

Grid Dynamics Reports First Quarter 2021 Financial Results

Record Revenue of $39.1 million, up 30% sequentially and 21% year-over-year

San Ramon Calif. – May 6, 2021 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics”), a leader in enterprise-level digital transformation, today announced results for the first quarter ended March 31, 2021.

We are very pleased to report record revenue of $39.1 million in the first quarter 2021 that was up 30% on a sequential basis and 21% on a year-over-year basis. Even after factoring out revenues of $6.5 million from our recent acquisition of Daxx, our first quarter revenue of $32.6 million grew 12% on a sequential basis and was an all-time high for the company. With Digital Transformation programs at enterprises becoming increasingly important, we are witnessing a healthy demand for our skill sets and capabilities around cloud transformation, data science and machine learning, and digital customer experience across all our industry verticals. We have started 2021 strong with our first quarter revenue returning back to pre-Covid levels of the first quarter of 2020 and based on business momentum we are confident of our Q2 and full year 2021 outlook.

Our non-retail industry verticals represented 77% of revenue in the first quarter and grew 36% on a sequential basis and 85% on a year-over-year basis. At 37% of our first quarter revenue, the Technology, Media and Telecom vertical grew 28% on a sequential basis and 43% on a year-over-year and represented the company’s largest vertical. During the quarter we had 184 customers, 136 coming from our acquisition of Daxx and the remainder 48 with our organic business. Of these 48 customers, during the first quarter we added 6 new customers.

“The first quarter results were strong as we executed well against our guidance and we achieved an important milestone, both from the perspective of record revenue and returning back to pre-COVID levels for the company. I am very proud of what we accomplished and thank our entire team for their continued hard work in achieving our goals,” said Leonard Livschitz, CEO.

First Quarter 2021 Financial Highlights

●	Total revenue was $39.1 million, an increase of 30% sequentially and 21% year-over-year.

●	GAAP gross profit was $15.3 million or 39% of revenue, compared to GAAP gross profit of $12.3 or 41% of revenue in the fourth quarter of 2020 and to GAAP gross profit of $9.8 million or 30% of revenue in the first quarter of 2020. Non-GAAP gross profit was $15.4 million or 39% of revenue, compared to non-GAAP gross profit of $12.4 or 41% of revenue and to Non-GAAP gross profit of $11.5 million or 35% of revenue in the first quarter of 2020.

●	GAAP Net Loss attributable to common stockholders was $(2.1) million, or $(0.04) per share, based on 51.6 million weighted-average common shares outstanding, compared to GAAP Net Loss attributable to common stockholders of $(4.7) million or $(0.10) per share based on 49.7 million weighted-average common shares outstanding in the fourth quarter of 2020 and to GAAP Net Loss of $(4.6) million, or $(0.16) per share, based on 29.6 million weighted-average common shares outstanding in the first quarter of 2020. Non-GAAP Net Income was $3.1 million, or $0.05 per diluted share, based on 60.2 million weighted-average common shares outstanding, compared to Non-GAAP Net Income of $2.2 million or $0.04 per diluted share based on 54.9 million weighted-average common shares outstanding in the fourth quarter of 2020 and to Non-GAAP Net Income of $1.9 million, or $0.05 per diluted share, based on 34.5 million weighted-average common shares outstanding in the first quarter of 2020.

●	Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income, fair value adjustments, stock-based compensation, and transaction and transformation-related costs), a non-GAAP metric, was $5.3 million, compared with Non-GAAP EBITDA of $4.1 in the fourth quarter of 2020 and Non-GAAP EBITDA of $3.0 million in the first quarter of 2020.

See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.

Cash Flow and Other Metrics

●	Cash provided by operating activities was $3.0 million for the first three months of 2021, compared to cash used by operating activities of $(2.9) million for the first three months of 2020.

●	Cash, cash equivalents, and short-term investments totaled $99.9 million as of March 31, 2021, compared to $112.7 million as of December 31, 2020.

●	Total headcount was 2,056 as of March 31, 2021, compared with 1,357 employees as of March 31, 2020.

Financial Outlook

●	The company expects revenue in the second quarter of 2021 to be in the range of $40.5 million to $42.0 million. This includes a projected contribution of $5.5 million from Daxx.

●	Non-GAAP EBITDA in the second quarter of 2021 is expected to be between $6.0 million to $6.3 million.

●	For the full year of 2021, revenues are expected to be at least $165.0 million. This includes a contribution of $23.0 million from Daxx.

●	For the second quarter of 2021, we expect our basic share count to be in the 54-55 million range and diluted share count to be in the 62-63 million range.

Grid Dynamics is not able, at this time, to provide GAAP targets for net income for the second quarter of 2021 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest, taxes, other income, fair-value adjustments, and charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Conference Call and Webcast

Grid Dynamics will host a conference call at 4:30 p.m. ET on Thursday, May 6, 2021 to discuss its first quarter financial results. Investors and other interested parties can access the call in the following ways: A webcast of the conference call can be accessed on the Investor Relations section of the Company's website at https://ir.griddynamics.com/), or by dialing +1(877)407-4018 or +1(201)689-8471 (outside of the U.S.).

A replay will be available approximately one hour after the call on https://ir.griddynamics.com/ or by dialing +1(844)512-2921 or +1(412)317-6671 (outside of the U.S.) and entering the conference ID13718469. The replay will start on May 6, 2021, 7:30 p.m. ET and will be available until May 20, 2021 at 11:59 p.m. ET.

About Grid Dynamics

Grid Dynamics (Nasdaq: GDYN) is a digital-native technology services provider that accelerates growth and bolsters competitive advantage for Fortune 1000 companies. Grid Dynamics provides digital transformation consulting and implementation services in omnichannel customer experience, big data analytics, search, artificial intelligence, cloud migration, and application modernization. Grid Dynamics achieves high speed-to-market, quality, and efficiency by using technology accelerators, an agile delivery culture, and its pool of global engineering talent. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the US, Western, Central, and Eastern Europe. To learn more about Grid Dynamics, please visit www.griddynamics.com.

Non-GAAP Financial Measures

To supplement the financial measures presented in Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.

A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.

Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.

Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the COVID-19 pandemic.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Grid Dynamics’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics has a relatively short operating history and operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries that are affected by seasonal trends, and any decrease in demand for outsourced services in these industries may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (v) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xi) the impact of the COVID-19 pandemic has and may continue to materially adversely affect our stock price, business operations, and overall financial performance; (xii) risks and costs related to acquiring and integrating other companies, including Daxx; and (xiii) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.

Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s annual report on Form 10-K filed March 5, 2021 and in other periodic filings Grid Dynamics makes with the SEC.

Contacts

Grid Dynamics Investor Relations:

investorrelations@griddynamics.com

Schedule 1:

GRID DYNAMICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

Unaudited

(In thousands, except per share data)

	Three months ended
	March 31,
	2021	2020
Revenue	$39,134	$32,457
Cost of revenue	23,797	22,639
Gross profit	15,337	9,818

Operating expenses
Engineering, research, and development	1,783	2,540
Sales and marketing	3,032	3,569
General and administrative	12,300	10,743
Total operating expenses	17,115	16,852

Loss from operations	(1,778)	(7,034)
Other expenses, net	(1,050)	(244)

Loss before income taxes	(2,828)	(7,278)
Benefit for income taxes	(766)	(2,682)
Net loss	$(2,062)	$(4,596)

Foreign currency translation adjustments, net of tax	49	-
Comprehensive loss	$(2,013)	$(4,596)

Loss per share
Basic	$(0.04)	$(0.16)
Diluted	$(0.04)	$(0.16)

Weighted average shares outstanding
Basic	51,629	29,638
Diluted	51,629	29,638

Schedule 2:

GRID DYNAMICS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except share data)

	As of
	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$99,852	$112,745
Accounts receivable, net of allowance of $163K and $418K as of March 31, 2021 and December 31, 2020, respectively	19,948	16,890
Unbilled receivables	2,229	1,799
Prepaid income taxes	738	821
Prepaid expenses and other current assets	3,807	2,361
Total current assets	126,574	134,616

Property and equipment, net	4,382	4,095
Intangible assets, net	7,850	8,125
Deferred income taxes	6,801	5,609
Goodwill	14,690	14,690
Total assets	$160,297	$167,135
Liabilities and equity
Current liabilities
Accounts payable	$2,333	$757
Accrued liabilities	896	628
Accrued compensation and benefits	9,500	7,479
Accrued income taxes	1,178	1,248
Other current liabilities	4,050	3,206
Total current liabilities	17,957	13,318

Deferred tax liabilities	2,093	2,093
Total liabilities	20,050	15,411
Stockholders’ equity
Common stock, $0.0001 par value; 110,000,000 shares authorized; 54,171,375 and 50,878,780 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	5	5
Additional paid-in capital	119,466	128,930
Retained earnings	20,731	22,793
Accumulated other comprehensive income/(loss)	45	(4)
Total stockholders’ equity	140,247	151,724
Total liabilities and stockholders’ equity	$160,297	$167,135

Schedule 3:

GRID DYNAMICS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

Unaudited

(In thousands)

	For the three months ended March 31,
	2021	2020
Cash flows from operating activities
Net loss	$(2,062)	$(4,596)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	946	646
Bad debt expense	(107)	883
Deferred income taxes	(1,192)	(3,571)
Stock based compensation	5,671	4,804
Change in fair value of warrants	859	-
Changes in assets and liabilities:
Accounts receivable	(2,951)	(2,967)
Unbilled receivables	(430)	1,048
Prepaid income taxes	83	(43)
Prepaid expenses and other assets	(1,553)	(562)
Accounts payable	1,576	1,499
Accrued liabilities	268	(435)
Accrued compensation and benefits	2,021	257
Accrued income taxes	(70)	238
Other current liabilities	(15)	(87)
Net cash provided by/(used in) operating activities	3,044	(2,886)

Cash flows from investing activities
Purchase of property and equipment	(851)	(692)
Net cash used in investing activities	(851)	(692)

Cash flows from financing activities
Cash received from ChaSerg	-	208,997
GDI shares redeemed for cash	-	(123,865)
Equity issuance costs	-	(2,264)
Payments of tax obligations resulted from net share settlement of vested stock awards	(15,297)	-
Proceeds from exercises of stock options	162	-
Net cash provided by/(used in) financing activities	(15,135)	82,868

Effect of exchange rate changes on cash and cash equivalents	49	-

Net increase/(decrease) in cash and cash equivalents	(12,893)	79,290
Cash and cash equivalents, beginning of period	112,745	42,189
Cash and cash equivalents, end of period	$99,852	$121,479

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$834	$370

Supplemental disclosure of non-cash activities
Conversion of preferred stock to common stock	$-	$9,187

Schedule 4:

GRID DYNAMICS HOLDINGS, INC.

RECONCILIATION OF NON-GAAP INFORMATION

Unaudited

(In thousands, except share and per share data)

	Three months ended March 31,
	2021	2020
Revenue	$39,134	$32,457
Cost of revenue	23,797	22,639
GAAP gross profit	15,337	9,818
Retention bonus expense	-	1,072
Stock-based compensation expense	111	615
Non-GAAP gross profit	$15,448	$11,505

	Three months ended March 31,
	2021	2020
GAAP Net loss	$(2,062)	$(4,596)
Adjusted for:
Depreciation and amortization	946	646
Benefit for income tax	(766)	(2,682)
Stock-based compensation expense	5,671	4,804
Transaction and transformation-related costs (1)	424	3,940
Restructuring (2)	-	689
Other expenses (3), net	1,050	244
Non-GAAP EBITDA	$5,263	$3,045

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing, and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)	In the three months ended March 31, 2020, we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges. We did not incur any restructuring expenses in the three months ended March 31, 2021.

(3)	Other expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.

	Three months ended March 31,
	2021	2020
GAAP Net loss	$(2,062)	$(4,596)
Adjusted for:
Stock-based compensation expense	5,671	4,804
Transaction and transformation-related costs (1)	424	3,940
Restructuring costs (2)	-	689.00
Other expenses, net (3)	1,050	244
Tax impact of non-GAAP adjustments (4)	(2,018)	(3,203)
Non-GAAP Net Income	$3,065	$1,878
Number of shares used in the Non-GAAP Diluted EPS	60,191	34,496
Non-GAAP Diluted EPS (5)	$0.05	$0.05

(1)	Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenue, engineering, research and development, sales and marketing, and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.

(2)	In the three months ended March 31, 2020, we implemented a cost reduction plan and incurred restructuring and severance charges of $0.7 million, primarily resulting from a reduction in workforce and other charges. We did not incur any restructuring expenses in the three months ended March 31, 2021.

(3)	Other expenses consist primarily of losses and gains on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating expenses and other income consists primarily of interest on cash held at banks.

(4)	Reflects the estimated tax impact at a normalized tax rate of the non-GAAP adjustments presented in the table.

(5)	Non-GAAP Diluted EPS is calculated by dividing Non-GAAP Net Income/(Loss) by the diluted weighted-average shares outstanding. From the three months ended December 31, 2020 onwards, we have chosen to calculate its Non-GAAP Diluted EPS based on the diluted share count even in net GAAP loss situation. This methodology differs from the prior approach when we applied the basic share count in situations of a net GAAP loss and a positive non-GAAP net income. Management believes that the new methodology provides a better representation of the company’s financial results as it takes into account the significance of the dilutive impact from any outstanding equity instruments in a GAAP net loss/non-GAAP Net income situation.

Schedule 5:

GRID DYNAMICS HOLDINGS, INC.

REVENUE BY VERTICALS

Unaudited

(In thousands)

	Three months ended March 31,
	2021		2020
Technology, Media and Telecom	$14,411	37%	$10,077	31%
Retail	8,850	23%	16,099	50%
Finance	3,438	9%	4,033	12%
CPG/Manufacturing	8,725	22%	2,183	7%
Other	3,710	9%	65	0%
Total	$39,134	100%	$32,457	100%